EXHIBIT 10.1

Gener8 Maritime, Inc.

Stock Option Grant Agreement

Option Recipient (“Participant”):

Grant Date:

Aggregate Number of Shares Subject to the Option:

Per Share Exercise Price:

Expiration Date: 7th anniversary of Grant Date

This STOCK OPTION GRANT AGREEMENT (the “Agreement”) is made as of the Grant Date between GENER8 MARITIME, INC. (the “Company”) and the Participant specified above.

In order to further the purposes of the Gener8 Maritime, Inc. 2012 Equity Incentive Plan, as amended and restated, effective June 22, 2015 (the “Plan”) by granting a stock option to the Participant and in consideration of the premises and the mutual covenants hereinafter set forth, the Company and the Participant hereby agree as follows:

Grant of Option.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a stock option (the “Option”) to purchase up to the number of shares of common stock of the Company (“Common Stock”) set forth above.  The Option shall not constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern.  Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

Exercisability.  The Option shall be fully vested and exercisable as of the Grant Date.

Expiration Date; Effect of Termination of Employment.

A.                               Expiration Date.  Subject to the provisions of the Plan and this Agreement, the Option shall expire and terminate on the Expiration Date set forth above.

B.                               Termination of Employment.  In the event that the Participant’s employment with the Company terminates for any reason, the Option shall expire and terminate on the earlier of the Expiration Date and the applicable date set forth below:

(a)                                 (i)                                     Termination due to Disability:  One year after the date of termination of employment.

(b)                                 (ii)                                  Termination due to death:  One year after the date of death.

(c)                                  (iii)                               Termination by the Company without Cause, including by the Company’s election not to extend the Employment Agreement pursuant to any automatic extension periods, or by the Participant for Good Reason, as defined in the Participant’s employment agreement with the Company, dated as of          [, as amended] (the “Employment Agreement”):  One year after the date of termination of employment.

(d)                                 (iv)                              Termination by the Participant without Good Reason, including by the Participant’s election not to extend the Employment Agreement pursuant to any automatic extension periods:  90 days after the date of termination of employment.

(e)                                  (v)                                 Termination by the Company for Cause:  The start of business on the date of such termination of employment.

Method of Exercise.  The Option shall be exercisable in whole or in part.  The partial exercise of the Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.  The Option shall be exercised by delivering notice to the Company in the form and manner specified by the Company, accompanied by payment for the shares of Common Stock being purchased upon the exercise of the Option.  Payment shall be made: (i) in cash or its equivalent, (ii) by delivery of irrevocable instructions to a broker to sell immediately some or all of the Shares acquired by exercise of the Option and to promptly deliver to the Company an amount of the sale proceeds sufficient to pay the aggregate exercise price or (iii) by any other means (including, without limitation, tendering previously acquired Shares or reducing the number of Shares otherwise deliverable upon the exercise of the Option) which the Company, in its sole discretion, approves.  Shares purchased upon the exercise of the Option shall be issued in the name of the Participant or his beneficiary, as the case may be, and delivered to the Participant or his beneficiary, as the case may be, as soon as practicable following the effective date on which the Option is exercised.

Tax Withholding.  The Participant is obligated to remit to the Company an amount sufficient to satisfy any federal, state or local tax withholding and other taxes due or potentially payable in connection with the exercise of the Option.  The Participant may satisfy this obligation by paying such amount in cash or making other arrangements reasonably satisfactory to the Company (including, without limitation, reducing the number of shares of Common Stock to be issued to the Participant upon the exercise of the Option by a number of whole shares of Common Stock having a Fair Market Value (determined as of the date on which the amount of required tax withholding is determined) as close as possible to the minimum amount of such obligation, with any additional amount to be paid by the Participant in cash).

Compliance with Law.

C.                               The exercise of the Option shall not be effective and the Company shall not be obligated to cause to be issued any shares of Common Stock pursuant hereto unless and until the issuance is in compliance with all applicable laws, regulations of governmental authority and requirements of any securities exchange on which shares of Common Stock are traded.  During any such period that the effectiveness of the exercise of the Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto. The Company may require, as a condition of the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such shares bear such legends, stop orders or other electronic restrictions as the Company, in its sole discretion, deems necessary or desirable.

D.                               The Participant shall have no rights as a stockholder with respect to any shares subject to the Option unless and until a stock certificate with respect to such shares is issued in the name of the Participant or, in the case of uncertificated shares, an appropriate book entry is made on the books of the transfer agent reflecting the issuance of the shares.

Transferability/Exercise After Death.  During the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s legal representative and is not assignable or transferable otherwise than by will or by the laws of descent and distribution.  After the Participant’s death, the Option may be exercised pursuant to Section 4(b) hereof by the executor or administrator of the Participant’s estate, unless the Participant’s will specifically disposes of the Option or the Participant specifically designated a beneficiary, in which case the Option may be exercised only by the recipient of such specific disposition or designation.  Any such individual or entity that exercises the Option after the Participant’s death shall be bound by all the terms and conditions of the Plan and this Agreement.

Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

Right of Discharge Preserved.  Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company, or affect any right which the Company may have to terminate such employment or service.

Code Section 280G.  If the Option is deemed to constitute a “parachute payment” within the meaning of Section 280G of the Code, the Option and any vesting pursuant to Section 4(b) hereof and any payments in respect of the Option shall be subject to the terms and conditions relating thereto set forth in the Employment Agreement.

Integration.  This Agreement, together with the Plan, contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the Plan.  This Agreement, together with the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

Participant Acknowledgment.  The Participant hereby acknowledges (i) receipt of a copy of the Plan and (ii) that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

GENER8 MARITIME, INC.

By:
Name:
Title:

[Participant]